SEPARATION AGREEMENT AND GENERAL RELEASE

James (Skip) Helms, for himself and his heirs, successors and assigns (hereinafter collectively referred to as “Helms”) and Aspyra, Inc., a California corporation (the “Company”) on behalf of itself and for the benefit of its predecessors and successors, including specifically, but not limited to, Creative Computer Applications, Inc., its subsidiaries and otherwise related entities, past and present officers, directors, shareholders, executives, managers, supervisors, employees, successors and agents, hereby agree to the following:

1. Due to a management restructuring which resulted in the elimination of the position of Vice President Strategic Analysis, the Company has laid off Helms effective November 13, 2009 (the “Separation Date”).

2. On the Separation Date Helms will be paid his base salary and all earned but unused vacation accrued through the Separation Date, regardless of whether he executes this Separation Agreement.  Further Aspyra agrees not to contest Helms application for unemployment should he elect to apply for same.

3. Helms represents to Aspyra that he is signing this Separation Agreement and General Release voluntarily and with a full understanding of and agreement with its terms for the purpose of receiving additional pay, benefits, and consideration from Aspyra beyond that which is owed to him.

4. In reliance on Helms promises, representations, and releases in this Agreement, commencing no sooner than eight days after Aspyra’s receipt of this Separation Agreement and General Release signed without change by Helms, and in consideration therefor, but subject to the consulting obligations of Helms set forth in Section 9 below, Aspyra will:

a. Provide Helms payment of a sum equal to twelve (12) months of base salary at the base salary rate in effect on the Separation Date, to be made in equal monthly installments on regular monthly payroll dates, commencing on the date closest to the Separation Date, but no sooner than eight days after Aspyra’s receipt of this agreement signed by Helms.  Said sum will be paid in equal installments over a period of eighteen (18) months (36 bi-weekly pay periods) after the Separation Date (i.e.  he will be paid two-thirds (2/3) of his monthly base salary for those 18 months which will equal 12 months of base salary).  Such payments to Helms shall be less legally required withholdings.

b. In the event that any of the payments reflected in paragraph 4(a) is missed, Helms will provide Aspyra with three days written notice to cure.  On the fourth day without payment or cure of said individual installment, the entirety of the remaining debt will accelerate and become due, and payable immediately, bearing interest at 10% annually.

c. Upon Helms timely election of continuation coverage for himself and his spouse under COBRA, Aspyra will pay the monthly COBRA for Helms and his spouse (plus the two percent (2%) COBRA service fee) for an eighteen month period, however, such payment of COBRA premiums shall cease for Helms and his spouse upon his commencement of other employment which makes health insurance coverage available to him and his spouse.  Updated and revised COBRA notice consistent with the law in effect at the execution of this agreement will be provided to Helms under separate cover immediately after the date he signs this agreement.

d. The provisions of 4.a through 4.c shall be binding on any successors in interest of Aspyra.

e. Aspyra will accelerate to the Separation Date the vesting of all options unvested as of that date (i.e.  10,000 shares) under Aspyra’s 2005 Equity Incentive Plan (the “Equity Plan”).  With such additional vesting, Helms will have a total of 10,000 shares vested under the Equity Plan.  As per the terms of the Equity Plan, Helms will have 90 days following the Resignation Date to exercise those options and, if he does not do so; they will terminate at that time.

5. Helms and Aspyra agree to waive and release all claims, known and unknown, which either may have against the other, including specifically but not limited to on behalf of and against Creative Computer Applications, Inc., its subsidiaries and related entities, the past and present officers, directors, shareholders, executives, managers, supervisors, employees, consultants, auditors, attorneys, insurers, indemnitees, successors and agents, of Aspyra and the other aforementioned entities (hereinafter collectively referred to as the “Aspyra Released Parties”), arising prior to the date the parties execute this Agreement.  This release includes, without limitation, all claims relating in any way to any aspect of Helms employment or job performance, compensation, or the cessation of his employment with Aspyra, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the California Fair Employment and Housing Act, California Government Code Section 12900, et seq., the Unruh Civil Rights Act, California Civil Code Section 51, all provisions of the California Labor Code; the Employee Retirement Income Security Act, 29 U.S.C. Section 1001, et seq., all as amended; any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action or claim whatsoever that arose on or before the date the parties execute this Agreement.

6. It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by the parties against each other.  Such Section reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Notwithstanding Section 1542, and for the purpose of implementing a full and complete release and discharge of the Parties, each expressly acknowledges that this Separation Agreement and General Release is intended to include and does include in its effect, without limitation, all claims which either party does not know or suspect to exist in his or its favor against the other at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

7. Specifically excluded from the waiver and release by Helms are his rights under his Indemnification Agreement effective January 30, 2006, and his statutory rights under California Labor Code 2802.  The terms of the Indemnification Agreement will continue in full force and effect according to its terms for claims against Helms arising out of his employment by Aspyra, its predecessors or successors, and the parties agree that said terms are incorporated by reference into this Agreement as if set forth in full herein.

8. The release in this Agreement includes, but is not limited to, claims arising under federal, state or local law for age, race, sex or other forms of employment discrimination and retaliation.  In accordance with the Older Workers Benefit Protection Act, Helms hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination in Employment Act of 1967, as amended, which he might otherwise have had against Aspyra Released Parties which have accrued up to the date of execution hereof.  Helms acknowledges that nothing herein is intended to waive any claim based on events or actions occurring after this Agreement is entered.  Helms is hereby advised that he should consult with an attorney before signing this Agreement, that nothing in this Agreement is intended to waive any claim based on events or actions occurring after this Agreement is entered, and that he has 21 days in which to consider and accept this Agreement by signing and returning this Agreement to Aspyra’s Chief Financial Officer.  In addition, Helms has a period of seven days following his execution of this Agreement in which he may revoke the Agreement.  If Helms does not advise Aspyra by a writing received by the Chief Financial Officer within such seven day period of Helms intent to revoke the Agreement, the Agreement will become effective and enforceable upon the expiration of the seven days.

9.           Unless otherwise required by law, Helms agrees that he will keep this Agreement completely confidential and will not disclose to any person other than his spouse, his tax advisors and his counsel, that (a) this Agreement exists, (b) the amount of pay, benefits or other consideration he will receive from Aspyra pursuant to this Agreement, or (c) any term or condition of this Agreement.  Helms further agrees that he will not disparage or talk negatively about Aspyra, its directors, or employees to anyone, including specifically to any of Aspyra’s former, existing, or prospective employees, clients/customers or competitors who are known to Helms.  Rodney Schutt agrees he will not disparage or talk negatively about Helms to anyone, including specifically past business associates of Helms or future employers.  The parties will cooperate in the formulation of a mutually acceptable press release announcing Helms departure from Aspyra.  All statements in any public filing shall be consistent with said press release.

10.           The terms of the Confidentiality and Invention Assignment Agreement and Business Associate Employee Confidentiality Agreement Helms executed in favor of Creative Computer Applications, Inc. in 7/8/96 and 3/23/03, respectively, will continue in full force and effect according to their terms.  Helms also agrees that those Agreements will be equally binding on him as to Aspyra, and further to that intention agrees that they are ‘incorporated by reference into this Agreement as if set forth in full herein.  Helms further agrees to sign and return to Aspyra the Termination Certificate attached as Exhibit B to the Confidentiality and Invention Assignment Agreement.

11.           This Separation Agreement and General Release shall not be construed as an admission by Aspyra of any improper, wrongful, or unlawful actions, or any other wrongdoing against Helms, and Aspyra specifically disclaims any liability to or wrongful acts against Helms on the part of itself and Released Parties.

12.           No provision of this Agreement shall be construed against any party or his/its counsel because that party or his/its counsel drafted the provision in question.  This Agreement will be interpreted in accordance with the laws of the State of California.

13.           This Agreement may be modified only by written agreement signed by both parties.

14.           In the event any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

15.           This Separation Agreement and General Release contains the entire agreement between the parties regarding the subject matter hereof, and supersedes any and all prior and contemporaneous oral and written agreements.

16.           Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Los Angeles County, California in accordance with the Rules of the American Arbitration Association, .and judgment upon the award rendered by a single arbitrator may be entered in any court having jurisdiction.  The costs of said arbitration exclusive of the parties’ attorneys’ fees, will be borne by Aspyra.

17.           In the event of any action for the breach of or to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party reasonable attorney’s fees, costs, disbursements and other expenses in such amounts as may be awarded by a court of competent jurisdiction.

Aspyra, Inc. a California corporation
/s/ James Helms		By:	/s/ Rodney Schutt
James (Skip) Helms			Rodney Schutt President & Chief Executive Officer
Dated:	October 27, 2009	Dated:	October 27, 2009

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